UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CENAQ Energy Corp.

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CENAQ Energy Corp.
4550 Post Oak Price Drive, Suite 300
Houston, Texas 77027

PROXY STATEMENT SUPPLEMENT

November 18, 2022

TO THE STOCKHOLDERS OF CENAQ ENERGY CORP.:

This corrective supplement to the definitive proxy statement of CENAQ Energy Corp. (the “Company”) dated November 10, 2022 (“Proxy Statement”) corrects certain disclosures contained in the Proxy Statement as follows. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

Redemption Deadline

The Proxy Statement erroneously indicated that the deadline for stockholders of the Company to exercise their Redemptions Rights (the “Redemption Deadline”) is prior to 5:00 p.m., Eastern time, on January 2, 2023. The correct Redemption Deadline is prior to 5:00 p.m., Eastern time, on December 30, 2022, which is two business days before the special meeting on January 4, 2023. All other information contained in the Proxy Statement remains unchanged.

Accordingly, all references to January 2, 2023 in connection with the Redemption Deadline is hereby replaced with December 30, 2022.